Exhibit 99.1
ATLANTIC AMERICAN CORPORATION REPORTS
FIRST QUARTER RESULTS FOR 2025

ATLANTA, Georgia, May 13, 2025 - Atlantic American Corporation (Nasdaq- AAME) today reported net income of $0.8 million, or $0.03 per diluted share, in the first quarter of 2025 compared to net loss of ($2.0) million, or ($0.10) per diluted share, in the first quarter of 2024.  The increase in net income for the first quarter of 2025 was primarily the result of an increase in premium revenue and favorable loss experience in the Company’s life and health operations.  Premium revenue for the three month period ended March 31, 2025 increased $2.4 million, or 5.3%, to $46.9 million from $44.6 million in the three month period ended March 31, 2024.

The Company reported operating income (as defined below) of $0.3 million in the three month period ended March 31, 2025 compared to operating loss of ($2.4) million in the three month period ended March 31, 2024.  The increase in operating income was primarily due to an increase in premium revenue and favorable loss experience in the Company’s life and health operations, as previously mentioned.

Commenting on the results, Hilton H. Howell, Jr., Chairman, President and Chief Executive Officer, stated, “We are pleased to report strong quarterly results, highlighted by improved profitability and solid growth in insurance premiums. New business momentum within our life and health segments remains robust, reinforcing our confidence in the Company’s long-term growth trajectory. While our property and casualty operations faced elevated losses this quarter, we expect recent rate adjustments to begin positively impacting results in the coming periods. Looking ahead, we see significant opportunities and remain confident in our outlook for the remainder of 2025.”

Atlantic American Corporation is an insurance holding company involved through its subsidiary companies in specialty markets of the life, health, and property and casualty insurance industries.  Its principal insurance subsidiaries are American Southern Insurance Company, American Safety Insurance Company, Bankers Fidelity Life Insurance Company, Bankers Fidelity Assurance Company and Atlantic Capital Life Assurance Company.

Note regarding non-GAAP financial measure: Atlantic American Corporation presents its consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  However, from time to time, the Company may present, in its public statements, press releases and filings with the Securities and Exchange Commission, non-GAAP financial measures such as operating income (loss). We define operating income (loss) as net income (loss) excluding: (i) income tax expense (benefit); (ii) realized investment (gains) losses, net; and (iii) unrealized (gains) losses on equity securities, net.  Management believes operating income (loss) is a useful metric for investors, potential investors, securities analysts and others because it isolates the “core” operating results of the Company before considering certain items that are either beyond the control of management (such as income tax expense (benefit), which is subject to timing, regulatory and rate changes depending on the timing of the associated revenues and expenses) or are not expected to regularly impact the Company’s operating results (such as any realized and unrealized investment gains (losses), which are not a part of the Company’s primary operations and are, to a limited extent, subject to discretion in terms of timing of realization).  The financial data attached includes a reconciliation of operating income (loss) to net income (loss), the most comparable GAAP financial measure.  The Company’s definition of operating income (loss) may differ from similarly titled financial measures used by others.  This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Note regarding forward-looking statements: Except for historical information contained herein, this press release contains forward-looking statements that involve a number of risks and uncertainties.  Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors and risks, including, among others: the effects of macroeconomic conditions and general economic uncertainty; unexpected developments in the health care or insurance industries affecting providers or individuals, including the cost or availability of services, or the tax consequences related thereto; disruption to the financial markets; unanticipated increases in the rate, number and amounts of claims outstanding; our ability to remediate the identified material weakness in our internal control over financial reporting; the level of performance of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses; changes in the stock markets, interest rates or other financial markets, including the potential effect on the Company’s statutory capital levels; the uncertain effect on the Company of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers, agents and other producers; the potential impact of public health emergencies; the incidence and severity of catastrophes, both natural and man-made; the possible occurrence of terrorist attacks; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of regulatory developments, including those which could increase the Company’s business costs and required capital levels; the Company’s ability to distribute its products through distribution channels, both current and future; the uncertain effect of emerging claim and coverage issues; the effect of assessments and other surcharges for guaranty funds and other mandatory pooling arrangements; information technology system failures or network disruptions; risks related to cybersecurity matters, such as breaches of our computer network or those of other parties or the loss of or unauthorized access to the data we maintain; and those other risks and uncertainties detailed in statements and reports that the Company files from time to time with the Securities and Exchange Commission. As a result, undue reliance should not be placed upon forward-looking statements, which speak only as of the date they are made.  The Company undertakes no obligation to publicly update any forward-looking statements as a result of subsequent developments, changes in underlying assumptions or facts or otherwise, except as may be required by law.

For further information contact:
J. Ross Franklin	Hilton H. Howell, Jr.
Chief Financial Officer	Chairman, President & CEO
Atlantic American Corporation	Atlantic American Corporation
404-266-5580	404-266-5505

Atlantic American Corporation
Financial Data

	Three Months Ended
	March 31,
(Unaudited; In thousands, except per share data)	2025	2024
Insurance premiums
Life and health	$28,582	$26,674
Property and casualty	18,331	17,878
Insurance premiums, net	46,913	44,552

Net investment income	2,442	2,556
Unrealized gains (losses) on equity securities, net	767	(114)
Other income	3	3

Total revenue	50,125	46,997

Insurance benefits and losses incurred
Life and health	17,316	19,112
Property and casualty	14,597	12,813
Insurance benefits and losses incurred, net	31,913	31,925

Commissions and underwriting expenses	11,680	12,666
Interest expense	774	855
Other expense	4,723	4,057

Total benefits and expenses	49,090	49,503

Income (loss) before income taxes	1,035	(2,506)
Income tax expense (benefit)	233	(508)

Net income (loss)	$802	$(1,998)

Earnings (loss) per common share (basic & diluted)	$0.03	$(0.10)

Reconciliation of non-GAAP financial measure

Net income (loss)	$802	$(1,998)
Income tax expense (benefit)	233	(508)
Unrealized (gains) losses on equity securities, net	(767)	114

Non-GAAP operating income (loss)	$268	$(2,392)

	March 31,	December 31,
Selected balance sheet data	2025	2024

Total cash and investments	$268,424	$265,696
Insurance subsidiaries	263,490	258,675
Parent and other	4,934	7,021
Total assets	388,436	393,428
Insurance reserves and policyholder funds	220,520	225,106
Debt	37,760	37,761
Total shareholders' equity	102,385	99,613
Book value per common share	4.80	4.61
Statutory capital and surplus
Life and health	33,468	32,443
Property and casualty	47,614	47,670